Exhibit 10.9

July 31, 2007

StoneMor Operating LLC

155 Rittenhouse Circle

Bristol, Pennsylvania 19007

Attention: William Shane, President

Re:	Extension of Commitment Letter

Dear Bill:

You have requested that we extend the expiration date of our commitment letter dated March 15, 2007, as previously extended by an extension letter dated May 31, 2007 and a second extension letter dated June 21, 2007, (as so extended, the “Commitment Letter”), pursuant to which Bank of America, N.A. and Banc of America Securities LLC (collectively, “Bank of America”) advised you of their commitment to arrange for you a $65,000,000 Senior Secured Credit Facility (the “Facility”). Subject to all of the terms and conditions set forth in the Commitment Letter (other than the expiration date), Bank of America hereby agrees to extend the expiration of the Commitment Letter to August 15, 2007.

If you are in agreement with the foregoing, please execute the enclosed copy of this letter no later than 5:00 p.m. on July 31, 2007. The Commitment Letter shall terminate if this letter is not so accepted by you prior to that time. Following acceptance by you, the Commitment Letter shall expire at 5:00 p.m. on August 15, 2007, unless the Facility is closed by such time.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Kenneth G. Wood
Kenneth G. Wood, Senior Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Robert C. Megan
Robert C. Megan, Managing Director

EXTENSION ACCEPTED AND AGREED TO

THIS 31st DAY OF JULY, 2007:

STONEMOR OPERATING LLC

By:	/s/ William R. Shane
William R. Shane, Executive Vice President